Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares iBoxx $ High Yield Corporate Bond ETF (ISHHYLD)
BlackRock Limited Duration Income Trust (BLW)
BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
BlackRock Multi-Asset Income - High Yield Portfolio (BR-INC-HY)
BlackRock Multi-Asset Income - Passive High Yield Portfolio
(BR-INC-PHY)
BlackRock Secured Credit Portfolio (BR-MSB)
BlackRock Credit Allocation Income Trust (Preferred Sleeve)
(BTZ-PREF)
BlackRock High Yield Portfolio of BlackRock Series Fund, Inc (BVA-HI) BlackRock High Yield V.I. Fund (BVA-HY)
BlackRock Debt Strategies Fund, Inc. (DSU)
BlackRock Corporate High Yield Fund, Inc. (HYT)
MIST BlackRock High Yield Portfolio (MIST-HY)
AST BlackRock Global Strategies Portfolio (US High Yield) (PRU-AA-HY)

The Offering
Key Characteristics (Complete ALL Fields)
Date of
Offering
Commencement:
05-12-2014
Security Type:
BND/CORP

Issuer
Energy XXI Gulf Coast, Inc. (2024)
Selling
Underwriter
Credit Suisse Securities (USA) LLC
Affiliated
Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:
List of
Underwriter(s)
Credit Suisse Securities (USA) LLC,
Citigroup Global Markets Inc., RBS
Securities Inc., UBS Securities LLC, Wells
Fargo Securities, LLC, Capital One
Securities, Inc., Deutsche Bank Securities
Inc., ING Financial Markets LLC, Natixis
Securities Americas LLC, Regions
Securities LLC, Scotia Capital (USA) Inc.,
TD Securities (USA) LLC, Comerica
Securities, Inc., Fifth Third Securities,
Inc., ABN AMRO Securities (USA) LLC,
KeyBanc Capital Markets Inc., Santander
Investment Securities Inc., SMBC Nikko
Securities America, Inc., CIBC World
Markets Corp., Credit Agricole Securities
(USA) Inc., IBERIA Capital Partners L.L.C,
PNC Capital Markets LLC, Clarkson Capital
Markets LLC, Miller Tabak & Co., LLC,
Johnson Rice & Company LLC, Raymond James
& Associates, Inc., Tudor, Pickering, Holt
& Co. Securities, Inc.

Transaction Details
Date of Purchase
05-12-2014

Purchase Price/Share
(per share / % of par)
$100.00
Total Commission,
Spread or Profit
1.50

1.	Aggregate Principal Amount Purchased (a+b)
$40,000,000
a.US Registered Funds
(Appendix attached with individual Fund/Client
purchase)
$18,650,000
b.Other BlackRock Clients
$21,350,000
2.	Aggregate Principal Amount of Offering
$650,000,000
Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.06154

Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering[Issuer must have 3 years of continuous operations]
[X] Eligible Rule 144A Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities[Issuer must have 3 years of continuous operations]
[ ] Eligible Foreign Offering[Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dillip Behera
Date:
05-20-2014

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
05/20/14

Global Syndicate Team
Member